UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive Clearwater, Florida	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(727) 442-6677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 15, 2004, Digital Lightwave, Inc. (the “Company”) borrowed $1.0 million from Optel Capital, LLC (“Optel”). On October 1 and October 14, 2004, the Company also obtained loans from Optel in the amounts of $360,000 and $300,000, respectively. Optel is controlled by the Company’s largest stockholder and current Chairman of the Board, Dr. Bryan Zwan.

Each of the loans is evidenced by a separate secured promissory note, bears interest at 10.0% per annum, and is secured by a security interest in substantially all of the Company’s assets. Principal and any accrued but unpaid interest under each of the secured promissory notes is due and payable upon demand by Optel at any time after December 31, 2004; provided, however, that the entire unpaid principal amount of each of the loans, together with accrued but unpaid interest, shall become immediately due and payable upon demand by Optel at any time on or following the occurrence of any of the following events: (a) the sale of all or substantially all of the Company’s assets or, subject to certain exceptions, any merger or consolidation of the Company with or into another corporation; (b) the inability of the Company to pay its debts as they become due; (c) the dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (d) the execution by the Company of a general assignment for the benefit of creditors; (e) the commencement of any proceeding against the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within ninety (90) days after the date commenced; or (f) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

Each of the secured promissory notes is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such documents.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 1, 2004.

10.2	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 14, 2004.

10.3	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: October 21, 2004	By:	/S/ JAMES R. GREEN
James R. Green Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 1, 2004.

10.2	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 14, 2004.

10.3	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on October 15, 2004.